Exhibit 4.1
EXECUTION VERSION
NANOSPHERE, INC.
SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     THIS SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made effective as of April 12, 2006, by and among Nanosphere, Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule B attached hereto (the “Series B Investing Stockholders”), the Persons listed on Schedule C attached hereto (the “Series C Investing Stockholders”), the Persons listed on Schedule C-2 attached hereto (the “Series C-2 Investing Stockholders”) the Persons listed on Schedule D attached hereto (the “Series D Investing Stockholders” and, together with the Series B Investing Stockholders, the Series C Investing Stockholders and the Series C-2 Investing Stockholders, the “Investing Stockholders”), the Persons listed on Schedule E attached hereto (the “Founder Stockholders”), and the Persons listed on Schedule F attached hereto (the “Minority Stockholders”). The Investing Stockholders, the Founder Stockholders and the Minority Stockholders are collectively referred to as the “Stockholders” and individually as a “Stockholder.” Except as otherwise specified herein, capitalized terms used herein are defined in Section 8 hereof.
     The Company, the Series B Investing Stockholders, the Series C Investing Stockholders, certain Founder Stockholders and the Series C-2 Investing Stockholders are parties to that certain Amended and Restated Stockholders Agreement dated as of June 17, 2005 (the “Prior Agreement”). The Company, the Series B Investing Stockholders, the Series C Investing Stockholders, the Founder Stockholders, the Minority Stockholders and the Series C-2 Investing Stockholders are parties to that certain Amended and Restated Stockholders Agreement (a/k/a the “Other Stockholders Agreement”) dated as of June 17, 2005 (the “Other Prior Agreement”).
     The Series D Investing Stockholders are purchasing shares of the Company’s Series D Preferred pursuant to a Series D Preferred Stock and Warrant Purchase Agreement dated as of the date hereof (the “Series D Purchase Agreement”). The Company and the Stockholder signatories hereto desire to enter into this Agreement for the purposes, among others, of (i) amending and restating the Prior Agreement and the Other Prior Agreement, in accordance with the terms of this Agreement (ii) establishing the composition of the Company’s Board of Directors (the “Board”), (iii) assuring continuity in the management and ownership of the Company and (iv) limiting the manner and terms by which the Stockholder Shares may be transferred. The execution and delivery of this Agreement is a condition to the Series D Investing Stockholders’ purchase of the Series D Preferred pursuant to the Series D Purchase Agreement.
     For purposes of Section 10 of each of the Prior Agreement and the Other Prior Agreement, the Stockholder signatories hereto collectively hold in excess of the required percentages of Company securities, as further specified in each such Section 10, necessary to amend or modify, together with the Company, the Prior Agreement and the Other Prior Agreement, as the case may be, which amendments are collectively reflected in this Agreement. Accordingly, all parties to the Prior Agreement (or any predecessor agreement thereto) and the Other Prior Agreement (or any predecessor agreement thereto) shall be deemed parties to this Agreement as if they were original signatories hereto.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby amend and restate the Prior Agreement and the Other Prior Agreement, as applicable, and agree as follows:
     1. Board of Directors; Certificate of Incorporation.
     (a) From and after the date hereof, each Stockholder shall vote all shares of Common Stock, Preferred Stock and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within such holder’s control (whether in such holder’s capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including without limitation, calling special board and stockholder meetings), so that:
     (i) subject to applicable provisions of the Certificate of Incorporation, the authorized number of directors on the Board shall be eight;
     (ii) the following individuals shall be elected to the Board:
     (A) two members designated by LIF (the “LIF Designees”), with Mark Slezak and Sheli Rosenberg initially serving as such designees;
     (B) two members designated by Bain Capital, with James Nahirny and Jeffrey Crisan initially serving as such designees as of the date hereof (the “Bain Designees”);
     (C) one member who shall be the Chief Executive Officer of the Company, who currently is William P. Moffitt;
     (D) one member of the Company’s management designated by the Stockholders holding a majority of the Stockholder Shares (on an as-converted basis) (the “Management Designee”); provided that, subject to Section 1(a)(v), so long as Chad A. Mirkin (“Mirkin”) is actively serving the Company as a consultant to the Company or any of its Subsidiaries and holds a contractual right to serve the Company as a director, Mirkin (at his option) shall be such designee; and

     (E) two members who are outside directors (i.e., a person who is not a member of the Company’s management or an officer or employee of the Company or its Subsidiaries or an officer, director, employee or representative of any Stockholder or its Affiliates), designated by a majority of the other directors of the Board, including in any case the affirmative vote of at least one Bain Designee and one LIF Designee (the “Outside Directors”), who shall initially be Andre de Bruin and Peter Schultz.
     (iii) the composition of the board of directors of each of the Company’s Subsidiaries (a “Sub Board”) shall be the same as that of the Board;
     (iv) there shall be no executive committee of the Board or any Sub Board or any other committee of the Board or any Sub Board unless agreed to by the majority of the Board or any Sub Board, as the case may be, including in any case the consent of at least one LIF Designee and at least one Bain Designee; provided, that if any such committee is ever established, it shall be composed of at least two members, one of whom shall be a Bain Designee, and one of whom shall be an LIF Designee;
     (v) no director elected pursuant to this Section 1(a) may be removed from office unless (a) in the case of the LIF Designees designated in accordance with Section 1(a)(ii)(A), such removal is approved by LIF, (b) in the case of the Bain Designees designated in accordance with Section 1(a)(ii)(B), such removal is approved by Bain Capital, (c) in the case of the director designated in accordance with Section 1(a)(ii)(C), such person is no longer the Chief Executive Officer of the Company, in which case each Stockholder shall vote to remove such person if such person has not resigned from the Board, (d) in the case of the Management Designee designated in accordance with Section 1(a)(ii)D), such removal is approved by the holders of a majority of the Stockholder Shares (on an as-converted basis) then outstanding, and (e) in the case of the Outside Directors designated in accordance with Section 1(a)(ii)(E), such removal is requested by (x) a majority of the Board, (y) Bain Capital or (z) LIF, in each such case each Stockholder shall vote to remove such Person if such Person has not resigned from the Board;
     (vi) in the event that any representative designated in accordance with Section 1(a)(ii) ceases to serve as a member of the Board or a Sub Board during his term of office, the resulting vacancy on the Board or the Sub Board shall be filled by a representative selected as provided in Section 1(a)(ii); and
     (vii) the Chairman of the Board (the “Chairman”) shall be elected by the affirmative vote of a majority of the directors of the Board.

     (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board, any Sub Board and any committees thereof. The Company’s Certificate of Incorporation and bylaws shall provide for indemnification and exculpation of directors for serving in their capacity as such, to the fullest extent permitted under applicable law, and the Company shall, upon the reasonable request of any director, negotiate and enter into an agreement to make more definitive or specific the rights and obligations of the Company and such director with respect to such indemnification and exculpation.
     (c) The rights of LIF under subsection 1(a)(ii)(A) shall terminate at such time as LIF and its Permitted Transferees (as defined in subsection 3(f) hereof) hold in the aggregate less than 50% of the Series C-2 Preferred held by such Persons on the date hereof; it being understood that LIF may assign its right to designate the LIF Designees hereunder to any Person or group of affiliated Persons who acquire more than 50% of the Series C-2 Preferred held by LIF on the date hereof. The rights of Bain Capital under subsection 1(a)(ii)(B) shall terminate at such time as Bain Capital and its Permitted Transferees (as defined in subsection 3(f) hereof) hold in the aggregate less than 50% of the Series D Preferred held by such Persons on the date hereof; it being understood that Bain Capital may assign its right to designate the Bain Designees to any Person or group of affiliated Persons who acquire more than 50% of the Series D Preferred held by Bain Capital on the date hereof.
     (d) The provisions of this Section 1 shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.
     (e) If any Stockholder or group of Stockholders fails to designate a representative to fill a directorship pursuant to the terms of this Section 1 or any Stockholder or group of Stockholders ceases to have such right hereunder, the election of an individual to such directorship shall be accomplished in accordance with the Company’s bylaws, Certificate of Incorporation, and applicable law.
     (f) Each Stockholder agrees to vote all shares of Common Stock, Preferred Stock and any other voting security of the Company in such a manner as to give full effect to the provisions of the Certificate of Incorporation of the Company, as the same may be amended from time to time, including without limitation, the provisions of Section 4B of Article Fourth thereof relating to the Series C-2 Preferred and Series D Preferred.
     (g) The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.
     (h) The Series A Purchase Agreement, the Series B Purchase Agreement, the Series C Purchase Agreement, the Original Series C-2 Purchase Agreement and Supplemental Series C-2 Purchase Agreement are hereby terminated and of no further force and effect. The Stockholders signatory hereto represent not less than the minimum number of votes necessary to authorize such termination pursuant to such agreements. The Company and the Stockholders party to each such agreement severally agree to enter into an agreement further evidencing such termination if so requested by any other party hereto.
     (i) So long as Robert L. Letsinger (“Letsinger” and together with Mirkin, the “Founders”) is actively serving the Company as a consultant to the Company or any of its Subsidiaries, Letsinger (at his option) shall be permitted to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, the Company shall give Letsinger copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Letsinger shall agree to hold in confidence and trust all information so provided; and, provided further, that the Company’s Chairman of the Board reserves the right to withhold any information and to exclude Letsinger from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to Letsinger.
     (j) So long as Takara Bio Inc. (“Takara”) is a holder of not less than 2.5% of the outstanding capital stock of the Company, Takara (at its option) shall be permitted to cause its duly authorized representative to attend all meetings of the Board in a nonvoting observer capacity and, in this respect, the Company shall give Takara copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Takara shall agree, and shall cause its designated representative to agree, to hold in confidence and trust all confidential, proprietary or secret information so provided; and, provided further, that the Company’s Chairman of the Board reserves the right to withhold any information and to exclude Takara’s designated representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets or other confidential or proprietary information to Takara or its designated representative.
     (k) So long as Bain Capital holds not less than 30% of the aggregate number of Series D Preferred originally purchased by Bain Capital pursuant to the Series D Purchase Agreement, Bain Capital (at its option) shall be permitted to cause its duly authorized representative to attend all meetings of the Board in a nonvoting observer capacity (the “Bain Observer Representative”) and, in this respect, the Company shall give Bain Capital copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that Bain Capital shall cause the Bain Observer Representative to hold in confidence all confidential, proprietary or secret information so provided; and, provided further, that the Company, upon the affirmative vote of a majority of directors of the Board, reserves the right to withhold any information and to exclude the Bain Observer Representative from any meeting or portion thereof if access to such information or attendance at such meeting could (i) based on the advice of counsel, adversely affect the attorney-client privilege between the Company and its counsel or (ii) significantly interfere with the Company’s efforts in connection with a transaction in which Bain Capital has an interest (other than Bain Capital’s investment in the Company); provided, however, that in the case of the preceding clause (i), the Bain Observer Representative will only be excluded if Letsinger, Takara and the LIF Observer Representative are likewise excluded. The Company shall pay the reasonable out-of-pocket expenses incurred by the Bain Observer Representative in connection with attending meetings of the Board.
     (l) So long as LIF holds not less than 30% of the aggregate number of Series C-2 Preferred held by such Persons on the date of the Series D Purchase Agreement, LIF (at its option) shall be permitted to cause its duly authorized representative to attend all meetings of the Board in a nonvoting observer capacity (the “LIF Observer Representative”) and, in this respect, the Company shall give LIF copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that LIF shall agree, and shall cause the LIF Observer Representative to agree, to hold in confidence and trust all confidential, proprietary or secret information so provided; and, provided further, that the Company, upon the affirmative vote of a majority of directors of the Board, reserves the right to withhold any information and to exclude the LIF Observer Representative from any meeting or portion thereof if access to such information or attendance at such meeting could (i) based on the advice of counsel, adversely affect the attorney-client privilege between the Company and its counsel or (ii) significantly interfere with the Company’s efforts in connection with a transaction in which LIF has an interest (other than LIF’s investment in the Company); provided, however, that in the case of the preceding clause (i), the LIF Observer Representative will only be excluded if Letsinger, Takara and the Bain Observer Representative are likewise excluded The Company shall pay reasonable out-of-pocket expenses incurred by the LIF Observer Representative in connection with attending meetings of the Board.
     2. Representations and Warranties. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on Schedule A, Schedule B, Schedule C, Schedule C-2, Schedule D, Schedule E or Schedule F attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement or prohibits performance by such holder of this Agreement.
     3. Restrictions on Transfer of Stockholder Shares.
     (a) Transfer of Stockholder Shares. No holder of Stockholder Shares shall sell, transfer, assign, pledge (except as provided below in this Section 3(a)) or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder’s Stockholder Shares (a “Transfer”), except pursuant to the provisions of this Section 3; provided that in no event shall any Transfer of Stockholder Shares pursuant to this Section 3 be made (i) to any Competitor, unless such Competitor acquires all of the outstanding Stockholder Shares or such Transfer is previously approved by the Board, including the affirmative vote of at least one Bain Designee and one LIF Designee nor (ii) for any consideration other than cash payable upon consummation of such Transfer or in installments over time, and no Stockholder Shares may be pledged (except for a pledge of Stockholder Shares (A) by a transferee to secure indebtedness to the transferor thereof hereunder or (B) to the Company or its Subsidiaries to secure payment of any notes made by any Stockholder to the Company or its Subsidiaries; provided that, in each case, any such pledge is made expressly subject to the terms, restrictions and conditions contained in this Agreement). No Stockholder shall consummate any Transfer until 30 days after the later of delivery to the Company and the Other Stockholders (as defined below) of such Stockholder’s Offer Notice or Sale Notice, unless the parties to the Transfer have been finally determined pursuant to this Section 3 prior to the expiration of such 30-day period (the “Election Period”).
     (b) Retention of Shares. In addition to the other restrictions on Transfers set forth herein, until June 17, 2010, no Founder Stockholders or Minority Stockholder shall Transfer more than 5% of such holder’s Stockholder Shares held as of the date hereof during any successive one year period immediately following the date hereof.
     (c) First Offer Right. Subject to Section 3(e), at least 30 days prior to making any Transfer of any Stockholder Shares, the holder of Stockholder Shares making such Transfer (the “Transferring Stockholder”) shall deliver a written notice (an “Offer Notice”) to the Company, the Series C-2 Investing Stockholders, the Series D Investing Stockholders and the Founder Stockholders but no other Stockholders (the Series C-2 Investing Stockholders, Series D Investing Stockholders and Founder Stockholders being the “Other Stockholders”), which shall specify in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the transferee(s) (if known). First, the Company may elect to purchase all of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder and the Other Stockholders as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has not elected to purchase all of the Stockholder Shares specified in the Offer Notice within such ten-day period, each Other Stockholder (together with the Company if the Other Stockholders electing to purchase Stockholder Shares consent to the Company’s participation in such purchase) may elect to purchase all of such holder’s Pro Rata Share (as defined below) of the Stockholder Shares specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in no event within 20 days after delivery of the Offer Notice. Any Stockholder Shares not elected to be purchased by the end of such 20-day period shall be reoffered for the ten-day period prior to the expiration of the Election Period by the Transferring Stockholder on a pro rata basis to the Other Stockholders who have elected to purchase their Pro Rata Share and, if there are any such Stockholder Shares remaining after such allocation, the Company shall have the right to purchase such remaining Stockholder Shares. If the Company or any Other Stockholders have elected to purchase Stockholder Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 20 days after the expiration of the Election Period. If prior to the expiration of the Election Period the Company has not elected to purchase all of the Stockholder Shares being offered and the Other Stockholders have not elected to purchase their respective Pro Rata Shares of the Stockholder Shares being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of subsection (d) below, transfer the Stockholder Shares not purchased by the Company or any Other Stockholders to one or more third parties at a price no less than the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company and the Other Stockholders in the Offer Notice. Any Stockholder Shares not transferred within such 90-day period shall be reoffered to the Company and the Other Stockholders under this Section 3(c) prior to any subsequent Transfer. Each Other Stockholder’s “Pro Rata Share” shall be based upon such Other Stockholder’s proportionate ownership of all Common Stock owned or issued upon conversion of the Series C-2 Preferred and Series D Preferred and issuable upon conversion of the Series C-2 Preferred and Series D Preferred, in either case, owned by Other Stockholders other than the Transferring Stockholder.
     (d) Participation Rights. Subject to Section 3(e), at least 30 days prior to any Transfer of Stockholder Shares by a Stockholder or any of its Permitted Transferees (the “Transferring Stockholder”) (other than a Transfer to the Company or the Other Stockholders pursuant to Section 3(c)), the Transferring Stockholder shall deliver a written notice (the “Sale Notice”) to the Company, the Series C-2 Investing Stockholders and the Series D Investing Stockholders, specifying in reasonable detail the identity of the prospective transferee(s), the number of shares to be transferred and the terms and conditions of the Transfer (which notice may be given at the same time as the Offer Notice under Section 3(c)). The Series C-2 Investing Stockholders and the Series D Investing Stockholders (collectively, the “Participating Stockholders”) may elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 30 days after delivery of the Sale Notice. If any Participating Stockholders have elected to participate in such Transfer, the Transferring Stockholder and such Participating Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares (determined on an as-converted basis) being transferred equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person (determined on an as-converted basis) by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder (determined on an as-converted basis) and the Participating Stockholders (determined on an as-converted basis) participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.
For example, if the Sale Notice contemplated a sale of 100 Stockholder Shares by the Transferring Stockholder, and if the Transferring Stockholder at such time owns 30% of all Stockholder Shares and if one Participating Stockholder elects to participate and owns 20% of all Stockholder Shares, the Transferring Stockholder would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the

Participating Stockholder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).
Each Transferring Stockholder shall use best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Participating Stockholders in any contemplated Transfer and to the inclusion of the Stockholder Shares in the completed Transfer, and no Transferring Stockholder shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Participating Stockholders or the inclusion of any Stockholder Shares. Each Stockholder transferring Stockholder Shares pursuant to this Section 3(d) shall pay such holder’s pro rata share (based on the number of Stockholder Shares to be sold) of the expenses incurred by the Stockholders in connection with such transfer and shall be obligated to join on a pro rata basis (based on the number of Stockholder Shares to be sold) in any indemnification or other obligations that the Transferring Stockholder agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to an amount in excess of the net cash proceeds paid to such holder in connection with such Transfer).
     (e) Drag-Along Rights. In the event that all Founder Stockholders, Series C-2 Investing Stockholders and Series D Investing Stockholders, in each case who holds 5% or more of the Stockholder Shares, desire to sell (each, a “Selling Stockholder”) all of such Stockholders’ Stockholder Shares to a bona fide purchaser (a “Third-Party Purchaser”), such Selling Stockholders shall have the right to require the other Stockholders (the “Non-Selling Stockholders”) to sell all of their Stockholder Shares to such Third-Party Purchaser in connection with such sale on the same terms as such Selling Stockholders shall sell such Stockholder Shares and at a price per share equivalent to the price per share of Stockholder Shares to be received by such Selling Stockholders in connection with such sale. Such right shall be exercisable by written notice setting forth the price, terms and conditions of such proposed sale, given by such Selling Stockholders (a “Buyout Notice”) to each Non-Selling Stockholder. The Buyout Notice shall state such Selling Stockholders’ proposal to effect the sale of Stockholder Shares of every party to such Third-Party Purchaser. Each Non-Selling Stockholder agrees that, upon receipt of a Buyout Notice, such Non-Selling Stockholder shall be obligated to sell all of its Stockholder Shares for its pro rata portion (determined assuming exchange, conversion or exercise of all outstanding Stockholder Shares) of the purchase price described in the Buyout Notice and upon the other terms and conditions of such transaction (and to otherwise take all reasonably necessary action to cause consummation of the proposed transaction, including voting such Stockholder Shares in favor of any such transaction). In connection with any transaction, each Non-Selling Stockholder hereby waives, and agrees to execute upon the reasonable request of the Selling Stockholders or the Company at any time such further documents evidencing such waiver of, any dissenters’ rights, appraisal rights or any similar rights it may now have or may subsequently acquire in respect of Stockholder Shares under any applicable federal, state or other law.
     (f) Permitted Transfers. The restrictions set forth in this Section 3 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i)

in the case of an individual, pursuant to applicable laws of descent and distribution or by will or among such individual’s Family Group, (ii) in the case of an entity, among its Affiliates not constituting Competitors, (iii) in the case of Mirkin, to his siblings in an aggregate amount not to exceed 5% of the Stockholder Shares held by Mirkin as of June 17, 2005; provided, that any Transfers of such Stockholder Shares to Mirkin’s siblings and any subsequent Transfers of such Stockholder Shares by such transferees shall be counted as having been transferred by Mirkin for purposes of determining compliance with the restrictions on transfer set forth in Section 3(b) hereof and shall apply towards such 5% limit, and provided further, that no such transferee shall have the rights of an Investing Stockholder pursuant to Section 7 hereof, or (iv) in the case of Letsinger, to Northwestern University in an aggregate amount not to exceed 5% of the Stockholder Shares held by Letsinger as of June 17, 2005; provided, that any Transfers of such Stockholder Shares to Northwestern University and any subsequent Transfers of such Stockholder Shares by such transferee shall be counted as having been transferred by Letsinger for purposes of determining compliance with the restrictions on transfer set forth in Section 3(b) hereof and shall apply towards such 5% limit, and provided further, that such transferee shall not have the rights of an Investing Stockholder pursuant to Section 7 hereof (collectively referred to herein as “Permitted Transferees”); provided that the restrictions contained in this Section 3 and in Section 4 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee. “Family Group” means an individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of the individual and/or the individual’s spouse and/or descendants.
     (g) Termination of Restrictions. The restrictions set forth in this Section 3 shall continue with respect to each Stockholder Share until the consummation of a Qualified Public Offering.
     4. Holdback Agreement. No Stockholder shall effect any sale or distribution of any Stockholder Shares or of any other capital stock or equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such stock or securities, during the seven days prior to and the 180-day period beginning on the effective date of the Company’s initial underwritten registered public offering of Common Stock (except for (i) sales of securities as part of such underwritten registered offering (ii) Transfers in accordance with Section 3(f) and (iii) transactions relating to Common Stock or other securities acquired in open market transactions after the completion of the initial public offering, if requested by the underwriters managing the registration; provided, that the Company’s officers, directors and all holders of more than 1% of the shares of Common Stock (assuming conversion or exercise of all securities convertible into or exercisable for Common Stock) of the Company enter into similar holdback agreements for the same period and on the same terms, and provided further that any waiver or termination of the prohibitions contained in this Section 4 by the Company or any underwriter shall apply to each Stockholder.
     5. Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JANUARY 18, 2000, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND EXCEPT AS PERMITTED BY THE STOCKHOLDERS AGREEMENT, MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE ACT OR APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding as of the date hereof, and the Stockholders shall cooperate with the Company in connection therewith.
     6. Transfer. Prior to transferring any Stockholder Shares to any Person, the transferring holders of Stockholder Shares shall cause the prospective transferee to be bound by this Agreement and to execute and deliver to the Company and the other holders of Stockholder Shares a counterpart of this Agreement. No Stockholder shall Transfer any Stockholder Shares unless such Stockholder Shares have been registered under the Act, or any applicable state securities laws, or such Stockholder Shares are Transferred pursuant to a valid exemption therefrom.

     7. Company Issuances.
     (a) Except for the issuance or sale of securities (i) to directors, officers, employees, or consultants of the Company or its Subsidiaries pursuant to stock option, stock ownership or other plans or arrangements approved by the Board, (ii) upon the exercise of all options, warrants or convertible securities outstanding as of the date hereof, (iii) in connection with the acquisition of another company or business or a strategic business combination or joint venture approved by the Board or (iv) pursuant to a public offering registered under the Securities Act, provided, however, the exclusion in this clause (iv) shall not apply to Bain Capital unless Bain Capital or its affiliates are offered the right to purchase up to 5% of the shares offered in such an offering at the offering price per share net of any underwriters commissions or discounts, if the Company authorizes the issuance or sale of any of its securities (other than Common Stock issued as a dividend on the outstanding Common Stock) (“Offered Securities”) to any Person, the Company shall first offer to sell to each Series C-2 Investing Stockholder and Series D Investing Stockholder (collectively, the “Senior Investing Stockholders”), and not to any other Stockholders, a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Common Stock issued upon conversion of the Series C-2 Preferred and the Series D Preferred and issuable upon conversion of the Series C-2 Preferred and Series D Preferred immediately prior to the issuance of such Offered Securities held by such Senior Investing Stockholder by (2) the total number of shares of Common Stock then outstanding, all shares of Common Stock reserved for issuance under stock option plans approved by the Board, and the number of shares of Common Stock issuable upon the exercise, exchange or conversion of all outstanding securities, including, without limitation, the Preferred Stock, exchangeable for or convertible into shares of Common Stock, but excluding any stock options or warrants for the purchase of Common Stock or Preferred Stock, immediately prior to the issuance of such Offered Securities. Each Senior Investing Stockholder shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities have been or are to be offered to such Person; provided that if all persons entitled to purchase or receive such stock or securities are required to also purchase other securities of the Company, the Senior Investing Stockholders in order to exercise their rights pursuant to this Section shall also purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price for all stock and securities offered to the Senior Investing Stockholders shall be payable in cash or, to the extent otherwise required hereunder, notes issued by such holders.
     (b) In order to exercise its purchase rights hereunder, a Senior Investing Stockholder holding less than 5% of the total outstanding Stockholder Shares must within seven (7) business days after receipt of written notice from the Company (which shall be delivered no less than ten (10) business days prior to the contemplated closing of such issuance or sale) describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder.

     (c) In order to exercise its purchase rights hereunder, a Senior Investing Stockholder holding 5% or more of the total outstanding Stockholder Shares must within fifteen (15) business days after receipt of written notice from the Company (which shall be delivered no less than thirty (30) business days prior to the contemplated closing of such issuance or sale) describing in reasonable detail the securities being offered, the purchase price thereof, the payment terms and such holder’s percentage allotment, deliver a written notice to the Company describing its election hereunder.
     (d) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such securities which the Senior Investing Stockholders have not elected to purchase during the 75 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any securities offered or sold by the Company after such 75-day period must be reoffered to the Senior Investing Stockholders pursuant to the terms of this section.
     (e) Except as provided in Section 7(a)(iv) above, the rights of the holders of the Senior Investing Stockholders under this Section 7 shall terminate upon the consummation of a Qualified Public Offering.
     (f) Notwithstanding the foregoing, the Company may delay offering securities under this Section 7 to Senior Investing Stockholders holding less than 5% of the total outstanding Stockholder Shares with respect to any issuance of securities to any other Senior Investing Stockholder(s); provided, however, that the Board shall have established a mechanism determined to be fair and reasonable by the Board in its sole discretion, to offer such securities to the Investing Stockholders within a reasonable time thereafter.
     8. Definitions.
     “Affiliate” means any other Person, directly or indirectly controlling, controlled by or under common control with such Person and any partner of a Person which is a partnership; provided, that with respect to Bain Capital, the definition of Affiliate shall include any Person under common management with Bain Capital.
     “Bain Capital” means, collectively, Bain Capital Venture Fund 2005, L.P., Brookside Capital Partners and their respective Affiliates.
     “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended or modified from time to time.
     “Common Stock” means the Company’s Common Stock, par value $.01 per share.
     “Competitor” means a Person engaging in a business substantially similar to, or competitive with, the business of the Company, as determined by the Board in its good faith discretion.

     “LIF” means, collectively, Lurie Investment Fund, L.L.C. and its Affiliates.
     “Majority Holders” means the Stockholders holding a majority of the aggregate of (i) Common Stock issued upon conversion of the Series C-2 Preferred and Common Stock issuable upon conversion of the Series C-2 Preferred then outstanding, (ii) Common Stock issued upon conversion of the Series D Preferred and Common Stock issuable upon conversion of the Series D Preferred then outstanding, and (iii) any Common Stock issued with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
     “Original Series C-2 Purchase Agreement” means that certain Series C-2 Preferred Stock Purchase Agreement, dated as of September 2, 2004, among the Company and certain Series C-2 Investing Stockholders, as amended from time to time.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any other entity or any department, agency or political subdivision thereof.
     “Preferred Stock” means the Company’s Series B Preferred, Series C Preferred, Series C-2 Preferred and Series D Preferred.
     “Qualified Public Offering” means a public offering described in paragraph 5H of Article Fourth of the Company’s Certificate of Incorporation.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Series B Preferred” means the Company’s Series B Preferred Stock, par value $.01 per share.
     “Series B Purchase Agreement” means that certain Series B Preferred Stock Purchase Agreement, dated as of March 13, 2001, among the Company and the Series B Investing Stockholders, as amended by the Prior Agreement.
     “Series C Preferred” means the Company’s Series C Preferred Stock, par value $.01 per share.
     “Series C Purchase Agreement” means that certain Series C Preferred Stock Purchase Agreement, dated as of October 31, 2002, among the Company and the Series C Investing Stockholders, as amended by the Prior Agreement.
     “Series C-2 Preferred” means the Company’s Series C-2 Preferred Stock, par value $.01 per share.

     “Series D Preferred” means the Company’s Series D Preferred Stock, par value $.01 per share.
     “Stockholder Shares” means (i) any Common Stock, Series B Preferred, Series C Preferred, Series C-2 Preferred or Series D Preferred purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon conversion of the Series B Preferred, Series C Preferred, Series C-2 Preferred or Series D Preferred, (iii) any capital stock or equity securities of the Company issued or issuable upon conversion of warrants or (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided, however, for purposes of Sections 3(d), Minority Stockholders shall not be considered holders of Stockholder Shares. For purposes of this Agreement, any Person who holds Series B Preferred, Series C Preferred, Series C-2 Preferred or Series D Preferred and, except with respect to Sections 3(c), 3(d) and 7(a) hereof, any Person who holds options to acquire shares of Common Stock, shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon conversion of the Series B Preferred, Series C Preferred, Series C-2 Preferred or Series D Preferred or the exercise of such options, whether in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion or exercise thereof.
     “Supplemental Series C-2 Purchase Agreement” means that certain Supplemental Series C-2 Preferred Stock Purchase Agreement, dated as of June 17, 2005, among the Company and certain Series C-2 Investing Stockholders, as amended from time to time.
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member or general partners of such limited liability company, partnership, association or other business entity.
     9. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.
     10. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and the Majority Holders; provided that if such modification, amendment or waiver would adversely affect a holder or group of holders of Stockholder Shares in a manner materially different than any other holder or group of holders of Stockholder Shares, then such modification, amendment or waiver will require the written consent of such holder of Stockholder Shares or a majority of the Stockholder Shares held by such group of holders adversely affected; provided, further that, (i) so long as LIF and their Permitted Transferees hold at least 50% of the Series C-2 Preferred outstanding on the date hereof, no modification, amendment or waiver of Sections 1(a)(ii)(A), 1(a)(ii)(E), 1(a)(v) or this Section 10 shall be effective without the written consent of LIF, and (ii) so long as Bain Capital and its Permitted Transferees hold at least 50% in the aggregate of the Series D Preferred outstanding on the date hereof, no modification, amendment or waiver of Sections 1(a)(ii)(B), 1(a)(ii)(E), 1(a)(v) or this Section 10 shall be effective without the written consent of Bain Capital. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
     11. Confidential Information.
          (a) Non-disclosure. Each Minority Stockholder agrees that, while such Minority Stockholder is a Stockholder of the Company and at all times thereafter, because of the valuable nature of the Confidential Information (hereinafter defined), such Minority Stockholder shall use his best efforts to maintain and protect the secrecy of the Confidential Information and, in connection therewith, shall not disclose any Confidential Information to any other person or entity. As used herein, “Confidential Information” shall mean any confidential information that is used or possessed by the Company.
          (b) Survival; Indemnification. The provisions of this Section 11 shall survive the termination, expiration or cancellation of this Agreement and, with respect to each Minority Stockholder, the Transfer of such Minority Stockholder’s interests in the Company. Each Minority Stockholder agrees to indemnify the Company and each other Stockholder for any loss, damage, liability, claims and expenses incurred, suffered or sustained by any of them as a result of any breach by such Minority Stockholder of this Section 11.
     12. Severability. If any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability and shall not affect the validity, legality or enforceability of any other provision of this Agreement.
     13. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the agreements and instruments referred to herein (except as otherwise terminated herein) embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Prior Agreement and the Other Prior Agreement.
     14. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares; provided that any Senior Investing Stockholder may assign any of its rights to purchase securities from the Company under Section 7 hereof to such Senior Investing Stockholder’s Permitted Transferees.
     15. Counterparts. This Agreement may be executed in multiple counterparts (any one of which may be by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same agreement. At any time after the date hereof, any Person purchasing Series B Preferred, Series C Preferred, Series C-2 Preferred or Series D Preferred, with the prior written consent of the Company and the Majority Holders (in each case to be evidenced by way of a joinder agreement or other instrument satisfactory to the Company), shall (at the request of the Company and the Majority Holders) become a party to this Agreement by executing a counterpart to this Agreement and agreeing to be bound by the terms and conditions of this Agreement as if such Person were an original signatory hereto (which joinder of such additional Person(s) shall not constitute an amendment, modification or waiver of this Agreement), and such Person shall be deemed to be an Investing Stockholder for purposes of this Agreement. Unless otherwise directed by the Majority Holders, the Company shall require any Person who, after the date of this Agreement, acquires any shares of capital stock of the Company and any employee who receives restricted stock or other stock-based awards or exercises any stock options, in each case representing in the aggregate (together with any previously held capital stock of the Company) one percent (1%) or more of the capital stock of the Company then outstanding (on an as-converted basis), to become a party to this Agreement as a Stockholder by executing a counterpart signature page to this Agreement, agreeing to be bound by the terms and conditions of this Agreement as if such Person were an original signatory hereto (which joinder of such additional Person(s) shall not constitute an amendment, modification or waiver of this Agreement), and such Person shall be deemed to be a Stockholder for purposes of this Agreement.
     16. Remedies. The Company and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.
     17. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to the Investing Stockholders at the addresses set forth on the Schedules attached hereto or as indicated by the Company’s records, and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or one day after deposit with a reputable overnight courier service.
If to the Company:
Nanosphere, Inc.
4088 Commercial Avenue
Northbrook, Illinois 60062
Attention: President
with a copy to:
Paul, Hastings, Janofsky & Walker LLP
1055 Washington Boulevard
Stamford, CT 06901
Attention: Esteban A. Ferrer
     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles.
     19. Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company’s chief executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.
     20. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Stockholders Agreement on the day and year first above written.

COMPANY: NANOSPHERE, INC.
By:	/s/ William P. Moffitt III
William P. Moffit, President & Chief
Executive Officer

STOCKHOLDERS: LFT PARTNERSHIP
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

ALFA-TECH, LLC
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

LURIE INVESTMENT FUND, L.L.C.
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

LURIE INVESTMENTS, INC.
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

EAGLE CAPITAL MANAGEMENT, LLC
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

WASK INVESTMENTS, L.L.C.
By:	/s/ Mark Slezak
Mark Slezak, Authorized Signatory

ANN AND ROBERT H. LURIE FOUNDATION

By:	/s/ Mark Slezak

Name:	Mark Slezak
Title	Authorized Signatory

Laura A. Mondrowski
Laura A. Mondrowski

ALLEN & COMPANY LLC

By:	/s/ Kim Wieland

Name:	Kim Wieland
Title:	CFO

BAIN CAPITAL VENTURE FUND 2005, L.P.

By:	Bain Capital Venture Partners, L.P.

Bain Capital Investors, LLC, its general partner

By:	/s/ James Nahirny

Name: James Nahirny Title: Authorized Person

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III,
its sole member and manager

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B,
its sole member and manager

By:	Bain Capital Investors, LLC
their Managing Partner

By:	/s/ James Nahirny

Name: James Nahirny Title: Authorized Person

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	Brookside Capital Investors, L.P.,
its general partner

By:	Brookside Capital Management, LLC,
its general partner

By:	/s/ William Pappendick

Name: William Pappendick
Title: Managing Director

RGIP, LLC

By:	/s/

Name:
Managing Member
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

HAL AND RHEA COSKEY REVOCABLE TRUST DATED 12/16/97

By:	/s/ Trustee for the Hal and Rhea Coskey Revocable Trust Dated 12/16/97

Name:	Trustee for the Hal and Rhea Coskey Revocable Trust Dated 12/16/97
Title:	Trustee

TAKARA BIO INC.

By:	/s/ Ikunoshin Kato

Name:	Ikunoshin Kato
Title:	CEO

IBRAHIM S. HAWATMEH REVOCABLE LIVING TRUST, DATED 5/24/84

By:	/s/ Trustee for Ibrahim S. Hawatmeh Revocable Living Trust, Dated 5/24/84

Name:	Trustee for Ibrahim S. Hawatmeh Revocable Living Trust, Dated 5/24/84
Title:	Trustee

NEXTGEN ENABLING TECHNOLOGIES FUND, LP

By:	/s/

Name:
Title:
[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

R CAPITAL II, LTD.

By:	/s/ Robert Gephart

Name:	Robert Gephart
Title:	Vice President

/s/ Mark Slezak
Mark Slezak

/s/ William T. White III
William T. White III

/s/ Chad A. Mirkin
Chad A. Mirkin

/s/ William P. Moffitt III
William P. Moffitt

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

/s/ Sheli Z. Rosenberg
Sheli Z. Rosenberg

/s/ Mark Landy
Mark Landy

/s/ Susanne Landy
Susanne Landy

/s/ Adam N. Mirkin
Adam N. Mirkin

/s/ Rhoderic Peter Mirkin
Rhoderic Peter Mirkin

/s/ Richard Segal
Richard Segal

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

/s/ Phillip Van Winkle
Phillip Van Winkle

/s/ Stephanie Van Winkle
Stephanie Van Winkle

/s/ Robert L. Letsinger
Robert L. Letsinger

/s/ Richard Wickel
Richard Wickel

/s/ Peter J. Stang
Peter J. Stang

/s/ Steven E. Mather
Steven E. Mather

[SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

NANOSPHERE, INC.
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     THIS FIRST AMENDMENT (this “Amendment”) to the Second Amended and Restated Stockholders Agreement made effective as of April 12, 2006 (the “Agreement”), is made as of July 31, 2007, by and among Nanosphere, Inc., a Delaware corporation (the “Company”), and the parties to the Agreement. Except as otherwise specified herein, capitalized terms used in this Amendment are defined in the Agreement.
     Whereas, the Company and the Majority Holders desire to amend the definition of “Permitted Transferees.”
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Majority Holders hereby amend the Agreement as follows:
     1. Amendment of Section 3(f). Clause (i) of the first sentence of Section 3(f) of the Agreement is hereby amended and restated in its entirety by replacing it with the following:
“(i) in the case of an individual, pursuant to applicable laws of descent and distribution or by will or among such individual’s Family Group, or to such individual’s employer or its Affiliates, provided that such employer is immediately prior thereto a Stockholder hereunder,”.
     2. Full Force and Effect; Counterparts; Delivery. Except as expressly amended hereby, all terms of the Agreement remain in full force and effect. Any references in the Agreement to “this Agreement,” “herein,” “hereafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean or refer to the Agreement as amended by this Amendment. This Amendment may be executed in multiple counterparts (any one of which may be by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same agreement. The Company shall deliver a copy of this Amendment to all Stockholders.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Second Amended and Restated Stockholders Agreement on the day and year first above written.

THE COMPANY:

NANOSPHERE, INC.

By:	/s/ J. Roger Moody, Jr.

Name: J. Roger Moody, Jr.
Title: Chief Financial Officer

MAJORITY HOLDERS:

LURIE INVESTMENT FUND, L.L.C.

By:	/s/ Mark Slezak

Name: Mark Slezak
Title:

ALFA-TECH, LLC

By:	/s/ Mark Slezak

Name: Mark Slezak
Title:

BROOKSIDE CAPITAL PARTNERS FUND, L.P.

By:	/s/

Name:
Title: Managing Director

NANOSPHERE, INC.
SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     THIS SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”) is entered into as of October 12, 2007, by and among Nanosphere, Inc., a Delaware corporation (the “Company”), and the Majority Holders, as that term is defined herein.
WITNESSETH:
     WHEREAS, the parties hereto, among others, have entered into that certain Second Amended and Restated Stockholders Agreement, dated as of April 12, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), as amended by the First Amendment to the Second Amended and Restated Stockholders Agreement dated as of July 31, 2007;
     WHEREAS, pursuant to Section 8 of the Existing Agreement, the Majority Holders are the stockholders holding a majority of the aggregate of (i) Common Stock issued upon conversion of the Series C-2 Preferred and Common Stock issuable upon conversion of the Series C-2 Preferred then outstanding, (ii) Common Stock issued upon conversion of the Series D Preferred and Common Stock issuable upon conversion of the Series D Preferred then outstanding, and (iii) any Common Stock issued with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization;
     WHEREAS, pursuant to Section 10 of the Existing Agreement, the Majority Holders and the Company must approve any amendment to the Existing Agreement in writing;
     WHEREAS, in connection with the Company’s filing of a registration on Form S-1, the Company and the Majority Holders wish to amend certain terms of the Existing Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Existing Agreement as follows:
     Section 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the same meaning ascribed to them in the Existing Agreement.
     Section 2. Amendment to add a new Section 21. The Existing Agreement is hereby amended to add the following new Section 21:

     “Notwithstanding anything contained to the contrary herein, each party hereto agrees that this Agreement shall automatically terminate (i) following the conversion of the Company’s Preferred Stock to Common Stock, and (ii) immediately prior to the closing of an underwritten initial public offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided however, that Sections 4 and 11 shall survive any such termination.”
     Section 3. References to Agreement. All references in the Existing Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Existing Agreement as amended and modified hereby.
     Section 4. Effectiveness. This Amendment shall become effective as of the date first written above. The Company shall deliver a copy of this Amendment to all stockholders.
     Section 5. Continuing Validity of Existing Agreement. Except as specifically amended above, the Existing Agreement shall remain in full force and effect and is hereby ratified and confirmed.
     Section 6. Governing Law. This Amendment shall be governed by the laws of the State of Delaware.
     Section 7. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Second Amended and Restated Stockholders Agreement on the day and year first above written.

COMPANY:

NANOSPHERE, INC.

By:	/s/ William P. Moffitt III

William P. Moffitt III, President and Chief
Executive Officer

STOCKHOLDERS:

Lurie Investment Fund, L.L.C.

By:
its Managing Member

By:	/s/ Mark Slezak

Name: Mark Slezak Title: Authorized Signatory

Date:	10/12/07

AOQ Trust

By:	/s/ Mark Slezak

Name: Mark Slezak
Title: Authorized Signatory

Date:	10/12/07

Alfa-Tech, LLC

By:
its Managing Member

By:	/s/ Mark Slezak

Name: Mark Slezak
Title: Authorized Signatory

Date:	10/12/07

LFT Partnership

By:
its General Partner

By:	/s/ Mark Slezak

Name: Mark Slezak
Title: Authorized Signatory

Date:	10/12/07

Lurie Investments, Inc.

By:	/s/ Mark Slezak

Name: Mark Slezak
Title: Authorized Signatory

Date:	10/12/07

Eagle Capital Management

By:
its General Partner

By:	/s/ Mark Slezak

Name: Mark Slezak
Title: Authorized Signatory

Date:	10/12/07

William T. White III
Date:

/s/ Mark Slezak

Mark Slezak
Date: 10/12/07

Ann and Robert H. Lurie Foundation

By:	/s/ Mark Slezak

Name: Mark Slezak Title: Authorized Signatory

Date:	10/12/07

WASK Investments

By:	/s/ Mark Slezak

Name: Mark Slezak Title: Authorized Signatory

Date:	10/12/07

Bain Capital Venture Fund 2005, L.P.

By:
Bain Capital Venture Partners, L.P.

By:
Bain Capital Investors, LLC
its General Partner

By:	/s/ James Nahirny

Name: James Nahirny
Title: Managing Director

Date:	October 15, 2007

Brookside Capital Partners Fund, L.P.

By:
Brookside Capital Investors, L.P.
its General Partner

By:
Brookside Capital Management, LLC
its General Partner

By:	/s/ James Nahirny

Name: James Nahirny
Title: Managing Director

Date:	October 15, 2007

BCIP Associates III, LLC

By:
BCIP Associates III
its Sole Member and Manager

By:	/s/ James Nahirny

Name: James Nahirny
Title: Managing Director

Date:	October 15, 2007

BCIP Associates III-B, LLC

By:
BCIP Associates III-B
its Sole Member and Manager

By:
Bain Capital Investors, LLC
their Managing Partner

By:	/s/ James Nahirny

Name: James Nahirny
Title: Managing Director

Date:	October 15, 2007